Exhibit 16.1

January 20, 2016

Securities and Exchange Commission

Washington, D.C. 20549

We have read Interlink Electronics, Inc.’s statements included under Item 14 of Amendment No. 1 to the Registration Statement on Form 10 and we agree with such statements concerning our firm.

SingerLewak LLP

/s/ SingerLewak LLP